UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangement of Certain Officers.

(d) Election of Directors. On March 21, 2023, the Board of Directors (the “Board”) of Mid-America Apartment Communities, Inc. (the “Company”), upon the recommendation of the Board's Nominating and Corporate Governance Committee, appointed Deborah H. Caplan as a member of the Board, effective immediately with a term expiring at the Company’s 2023 Annual Meeting of Shareholders. In addition, the Board appointed Ms. Caplan to the Compensation Committee.

Ms. Caplan has served as Executive Vice President of Human Resources and Corporate Services for NextEra Energy, Inc. since 2013. Ms. Caplan initially joined NextEra Energy, Inc. as Vice President of Integrated Supply Chain through Florida Power & Light Company, a subsidiary of NextEra Energy, Inc., and then served as Vice President and Chief Operating Officer of Florida Power & Light Company from 2011 to 2013. Prior to joining NextEra Energy, Inc., Ms. Caplan served as the Senior Vice President of Global Operations for Vendor Financial Services for GE Capital at General Electric Company, previously serving in various leadership roles for GE Aircraft Engines in Manufacturing and New Product Development. Ms. Caplan served on the Board of Directors of Terminix Global Holdings (NYSE: TMX), where she served as the Chairman of the Compensation Committee, from 2019 until October 12, 2022, when Terminix Global Holdings merged with Rentokil Initial plc. Ms. Caplan holds a Bachelors of Science in Aerospace Engineering from the University of Michigan, a Masters of Science in Manufacturing Engineering from Boston University and is a certified Six Sigma Master Black Belt.

Ms. Caplan is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Ms. Caplan and any other persons pursuant to which she was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Caplan and the Company or Mid-America Apartments, L.P., the Company’s operating partnership.

In consideration for her service to the Company, Ms. Caplan will receive compensation consistent with that received by the Company's other non-employee directors as disclosed in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 4, 2022, in connection with the Company's 2022 Annual Meeting of Shareholders.

The Company has also entered into its standard form of indemnification agreement with Ms. Caplan (the “Indemnification Agreement”), effective as of March 21, 2023. The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Caplan, under the circumstances and to the extent provided for therein, for certain expenses incurred by her in any action or proceeding arising out of her service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which she provides services at the Company’s request.

The foregoing description of the Indemnification Agreement is a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2016 and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company announced the appointment of Ms. Caplan in a press release on March 21, 2023. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description
10.1

Form of Indemnification Agreement between Mid-America Apartment Communities, Inc. and each of its directors and certain of its executive officers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2016)

99.1*	Press release dated March 21, 2023
104	Cover Page Interactive Data File (formatted in Inline eXtensible Business Reporting Language)

*furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	March 21, 2023	By: /s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)